Exhibit 10.1

JANEL CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award”) is made as of May 12, 2017 (the “Grant Date”), by and between JANEL CORPORATION, a Nevada corporation (the “Company”), and GERARD VAN KESTEREN (“Grantee”).

EXPLANATORY STATEMENT

Grantee is a Director of the Company and eligible to receive Stock Awards as defined in Section 2 of the Company’s 2017 Equity Incentive Plan (as from time to time amended, the “Plan”). As an additional incentive to Grantee to further the Company’s growth and success, the Company has agreed to grant and issue to Grantee, pursuant to the Plan, Fifteen Thousand (15,000) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to the restrictions and conditions set forth in this Award (which constitutes an “Stock Award Agreement” and a “Restricted Stock Award agreement” within the meaning of the Plan).

NOW, THEREFORE, in consideration of the mutual promises set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and to evidence the grant of and to set forth the terms and conditions governing the grant and ownership of the Award Shares (as defined below) and the parties’ other agreements related thereto, Grantee and the Company agree as follows:

AGREEMENT

SECTION 1. GRANT

The Company hereby grants to Grantee as of the Grant Date, and Grantee hereby accepts from the Company Fifteen Thousand (15,000) shares of Common Stock (the “Award Shares”), subject to the terms and conditions set forth in this Award and to the provisions of the Plan (which are incorporated herein by reference). All Award Shares shall be deemed fully paid and nonassessable.

SECTION 2. DEFINED TERMS

Capitalized terms defined in the Plan and used in this Award without further definition have the meanings ascribed to them in the Plan.

SECTION 3. VESTING AND FORFEITURE OF AWARD SHARES

3.1.       In General. As of the Grant Date, all Award Shares are not vested. Except as otherwise provided in the Plan, Award Shares shall vest on the dates set forth in the Vesting Schedule attached hereto (each such date a “Vesting Date”) on the terms set forth in the Plan.

3.2.       Forfeiture of Nonvested Shares Upon Separation from Company. If, at any time before all Award Shares have vested, Grantee’s position as a Director of the Company (and any other position with the Company or subsidiary of the Company) terminates for any reason whatsoever, whether as a result of termination by the Company (or Company subsidiary) with or without Cause, termination by Grantee with or without Good Reason, or termination on account of death or Disability, any and all then-nonvested shares of Common Stock shall immediately be forfeited and returned to the Company without compensation to Grantee.

SECTION 4. ADJUSTMENT OF NUMBER OF SHARES

In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution, or combination of shares or the payment of a share dividend, the Award Shares, whether Vested Shares or Nonvested Shares, shall be treated in the same manner in any such transaction as other outstanding shares of Common Stock. Any shares of Common Stock or other securities received by Grantee with respect to any Nonvested Shares in any such transaction shall be subject to the same restrictions and conditions as the Nonvested Shares with respect to which such Common Stock or other securities were received and, in the case of shares of Common Stock, such shares shall constitute Nonvested Shares for purposes of this Award. Grantee acknowledges that the number of Award Shares is also subject to adjustment pursuant to the provisions of the Plan.

SECTION 5. RESTRICTIONS ON TRANSFER

5.1.       No Transfer of Nonvested Award Shares. Grantee may not transfer any nonvested Award Shares, and any purported transfer of nonvested Award Shares shall be ineffective.

5.2.       Right to Transfer Vested Shares. Except as provided in SECTION 7 (Company Right of First Refusal), Grantee shall have the full and unencumbered ownership of and right to Transfer and otherwise deal with all Vested Shares as Grantee deems fit, subject only to such restrictions as may be imposed by federal and state securities laws.

5.3.       Company Not Required to Register, etc. The Company shall not be required to secure any registration or approval in order to facilitate a Transfer of Vested Shares by Grantee or any other person (including any sale or distribution of any Vested Shares in a transaction involving a public offering within the meaning of the Securities Act) or to take any steps necessary for Grantee or any other person to Transfer any Vested Shares pursuant to one or more exemptions from registration under applicable federal or state securities laws (even though the shares may constitute “restricted securities” or the holder of such shares may be unable to transfer the shares without registration or the availability of a suitable exemption from registration under such laws).

5.4.       Securities Laws Restrictions; Opinion of Counsel. Notwithstanding any other provision of this Agreement, the Company may condition any Transfer of Vested Shares upon receipt by the Company of an opinion of counsel satisfactory in form and substance to the Company to the effect that such Transfer may be made without compliance with the registration and prospectus delivery requirements of the Securities Act and that such assignment does not otherwise violate the Securities Act and applicable state securities laws.

SECTION 6. RIGHTS AS STOCKHOLDER

Grantee shall not have or be entitled to exercise any of the rights of a stockholder with respect to Nonvested Shares until such time (if any) as such Nonvested Shares vest in accordance with SECTION 3, including any right to vote such Nonvested Shares (to the extent that a holder of shares of Common Stock may otherwise by law be entitled to vote such shares) or to receive dividends or other distributions payable with respect to such Nonvested Shares.

SECTION 7. COMPANY RIGHT OF FIRST REFUSAL

7.1.       Offer to Sell. Except as provided in Section 7.4, if Grantee receives a bona fide written offer (the “Transferee Offer”) from any other person (the “Proposed Transferee”) to purchase all or any portion of the Vested Shares held by Grantee (the “Offered Shares”) that Grantee wishes to accept, then, before any Transfer of the Offered Shares, Grantee shall give written notice to the Company (the “Transfer Notice”) identifying the Proposed Transferee and offering to sell the Offered Shares to the Company at the price and on the terms contained in the Transferee Offer, which notice shall be accompanied by a copy of the Transferee Offer and shall specify the address to which notices to Grantee relating to the Transferee Offer shall be sent.

7.2.       Acceptance and Purchase. The Company may accept Grantee’s offer by written notice to Grantee sent within twenty (20) days after the date (the “Offer Commencement Date”) on which the Transfer Notice is received by the Company. If Grantee’s offer is accepted by the Company within the time provided in Section 7.2, then Grantee shall sell, and the Company shall purchase, all of the Offered Shares at the price and on the terms set forth in the Transfer Notice. Such purchase and sale shall be consummated within thirty (30) days after the Company’s acceptance of Grantee’s offer.

7.3.       Grantee’s Right to Sell. If the Company does not accept Grantee’s offer and purchase the Offered Shares as provided in Section 7.2, then Grantee shall be free for a period of four (4) months from the Offer Commencement Date to Transfer the Offered Shares to the Proposed Transferee, but only for the same or a greater price and on the same terms and conditions as are set forth in the Transfer Notice. Upon consummation of such Transfer, the Vested Shares so Transferred shall no longer be subject to the provisions of this SECTION 7. If Grantee does not Transfer the Offered Shares within such period, then the Offered Shares may not thereafter be Transferred without complying again with the provisions of this SECTION 7.

7.4.       Exceptions. The provisions of this SECTION 7 shall not apply to, and for purposes of this SECTION 7 term “Transfer” shall not be deemed to include or extend to:

(a)       a Transfer by Grantee to one or more members of Grantee’s family, or to a trust exclusively for the benefit of Grantee or one or more members of Grantee’s family;

(b)       a transfer by reason of the death of Grantee, either under the provisions of Grantee’s will or by virtue of the laws of descent and distribution;

(c)       any Transfer of Vested Shares (including any conversion of Vested Shares into or exchange of Vested Shares for cash, securities, or other property) in connection with any Change in Control; or

(d)       any Transfer of Vested Shares made at a time when shares of the Company’s Common Stock are Publicly Traded.

In the case of any transfer of Vested Shares not subject to the provisions of this SECTION 7 by virtue of subsection (a) or (b) above, the Vested Shares so transferred shall remain subject to, and the transferee shall take subject to and be obligated to comply with, the provisions of this SECTION 7 with respect to any subsequent Transfer of all or any portion of such Vested Shares. In the case of any transfer of Vested Shares not subject to the provisions of this SECTION 7 by virtue of subsection (c) or (d) above, the Vested Shares so Transferred shall no longer be subject to the provisions of this SECTION 7.

7.5.       Noncompliant Transfer Void. Any purported Transfer made other than in compliance with the provisions of this SECTION 7 shall be ineffective as against the Company.

SECTION 8. CERTIFICATES

8.1.       In General. No certificates evidencing Nonvested Shares shall be issued in Grantee’s name. As and when Nonvested Shares from time to time vest, Grantee shall be entitled to receive possession of certificates evidencing such Vested Shares, subject only to such restrictions as may be imposed by this Award or by federal and state securities laws.

8.2.       Legends. Each certificate evidencing Vested Shares shall, until such time (if any) as shares of Common Stock are Publicly Traded and for as long thereafter as the Company reasonably deems necessary or appropriate, bear legends in substantially the following form:

The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) or the securities laws of any state and may not be offered, sold, or otherwise transferred, assigned, pledged, or hypothecated unless and until registered under the Act and relevant state securities laws or unless the Company has received an opinion of counsel or such other evidence satisfactory to the Company and its counsel that such registration is not required.

The shares represented by this certificate have been issued pursuant to a Restricted Stock Award between the Company and the registered holder of such shares. Any sale, pledge, hypothecation, or other transfer of such shares is subject to, and may be prohibited by, the terms and conditions of such Restricted Stock Award, and any otherwise permitted transferee of such shares may be bound by some or all of such conditions and restrictions. Upon written request directed to the Secretary of the Company at its principal office in New York, the Company will furnish without charge a copy of such Restricted Stock Award to any person having a valid interest therein.

Grantee acknowledges that, in addition to the foregoing legend, the Company shall be entitled to affix to any such certificate such additional or different legends as the Company may determine are necessary or appropriate under federal or state securities laws.

SECTION 9. REPRESENTATIONS OF GRANTEE

Grantee represents and warrants to the Company as follows:

(a)       Grantee is acquiring the shares of Common Stock for investment, solely for his own account, with the intention of holding such interest for investment and not with a view to, or for resale in connection with, any distribution or public offering or resale of any portion of such interest within the meaning of the Securities Act of 1933 as amended from time to time (the “Securities Act”) or any other applicable federal or state securities law, rule or regulation (“Securities Laws”), and no other person has a direct or indirect beneficial interest in any shares so acquired.

(b)       Grantee acknowledges that he is acquiring the shares of Common Stock without being furnished any offering literature or prospectus. Grantee understands and has evaluated the risks of an investment in the Company.

(c)       Grantee understands that the issuance of shares of the Company’s Common Stock has not been registered under the Securities Act and that the shares are being sold in reliance upon the exemption from the registration requirements under the Securities Act provided in Regulation D promulgated thereunder or pursuant to other exemptions not inconsistent therewith. Grantee further understands that there is a limited public trading market for shares of the Company’s Common Stock and there can be no assurance that an active market will develop.

(d)       Grantee has consulted with his legal and tax advisors with respect to legal matters and the financial and tax consequences of ownership of shares of Common Stock, as well as the suitability of such ownership, based on Grantee’s individual circumstances.

(e)       In making a decision to acquire the shares of Common Stock, Grantee has relied solely upon his independent investigation. Grantee has had the opportunity to ask questions of and receive answers from the Company (or persons acting on its behalf) concerning the Company, the activities of the Company, and other matters pertaining to being a shareholder in the Company and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense in order for Grantee to evaluate the merits and risks of ownership of shares of Common Stock, and has not been furnished any other offering literature or prospectus. All such questions and requests for information have been answered to the full satisfaction of Grantee.

(f)       Grantee is an “Accredited Investor,” as such term is defined in Rule 501(a) under the Securities Act.

(g)       Grantee acknowledges that the acquisition of shares of Common Stock is a speculative investment involving a high degree of risk and any estimates and predictions that may have been made by the Company merely represent predictions of future events, which may or may not occur and are based on assumptions, which may or may not occur. As a consequence, such predictions may not be relied upon to indicate the actual results, which might be attained. Grantee understands that he must therefore bear the economic risk of this investment for an indefinite period of time and be able to withstand a total loss of the investment.

(h)       Grantee acknowledges and understands that: (a) the shares of Common Stock have not been registered under the Securities Act and any applicable state or foreign securities laws, and may not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by Grantee unless registered pursuant to such laws, or upon presentation to the Company of evidence satisfactory to the Company, or submission to the Company of a favorable opinion of counsel acceptable to the Company, to the effect that any such transfer is subject to an applicable exemption under and will not be in violation of such laws; (b) the Company has not agreed to register such shares for distribution in accordance with the provisions of such laws, and has not agreed to comply with any exemption under such laws for the transfer of such shares; and (c) as a result of the limitations on the ability to transfer such shares, Grantee may be required to hold such shares indefinitely and therefore may not realize any liquidity from any sale of such shares.

SECTION 10. WITHHOLDING AND TAXES

10.1.       In General. The Company shall have the right to require Grantee to remit to the Company, or to withhold from other amounts payable to Grantee, as compensation, fees, or otherwise, an amount sufficient to satisfy any and all federal, state, and local withholding tax requirements when such amounts become due, if applicable.

10.2.       Notice to Grantee. The Company shall endeavor to give written notice to Grantee no later than ten (10) days before the date by which the Company must collect or withhold any taxes relating to this Award of the date any such taxes must be received by the Company and an estimate of the amount of such taxes.

10.3.       Surrender of Award Shares to Pay Taxes. Grantee may elect, by written notice to the Company at least five (5) days before the date on which such taxes must be received by the Company, to surrender a whole number of Vested Shares having a fair market value that equals the amount of the taxes that the Company is required to withhold (determined at the applicable statutory rates and without regard to circumstances particular to the Grantee) (the “Statutory Withholding Amount”). To the extent that the number of Vested Shares so surrendered exceeds the Statutory Withholding Amount, the Company shall, in lieu of issuing any fractional shares, remit to Grantee in cash the difference between the value of the Award Shares surrendered and the Statutory Withholding Amount as soon as administratively feasible after Grantee surrenders the Award Shares. The Board of Directors, in the exercise of its sole discretion, shall (consistent with Section 10.4) determine both the fair market value of such Award Shares surrendered pursuant to this Section 10 and the date as of which such valuation occurs.

10.4.       Definition of “Fair Market Value.” The “fair market value” of Award Shares on any given day means the last reported sale price of shares of Common Stock on any national securities exchange, NASDAQ, or other quotation system providing such information on the day before the date of the determination or, if not so listed or quoted, the fair market value of the shares as of the day before the date of such determination as determined in good faith by the Board of Directors.

10.5.       Section 409A. Any payments to Grantee pursuant to this Agreement are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, as short-term deferrals pursuant to Treasury Regulation §1.409A-1(b)(4), and for this purpose each payment shall constitute a “separately identified” amount within the meaning of Treasury Regulation §1.409A-2(b)(2).

SECTION 11. MISCELLANEOUS

11.1.       Notices. Any notice or communication required or permitted by this Award will be deemed to be received by the party to whom the notice or communication is addressed if delivered in person or by commercial courier service or sent by first class mail, postage prepaid: if to the Company, addressed to the attention of the Company’s Chief Financial Officer at the Company’s principal office in the State of New York and, if to Grantee, addressed to Grantee to the address set forth below Grantee’s signature to this Award or at the address reflected in the Company’s records; or in either case to such other address as either party notifies the other in accordance with this Section.

11.2.       Entire Agreement. This Award contains the entire agreement between the parties, and supersedes any prior agreements or understandings between them, relating to the subject of this Award.

11.3.       Governing Law. The validity, construction and effect of this Award, and any rules and regulations relating thereto, shall be determined in accordance with federal law and the laws of the State of Nevada (without regard to any provision that would result in the application of the laws of any other state or jurisdiction).

11.4.       Severability. If any provision of this Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Board of Directors, materially altering the intent of this Award, such provision shall be stricken as to such jurisdiction and the remainder of this Award shall remain in full force and effect.

11.5.       Amendment of Award. Except as otherwise provided in the Plan, this Award may not be amended except in writing and executed by both parties hereto, and no course of conduct by either party or between the parties will be deemed to amend the terms and conditions of this Award, unless such amendment is reduced to writing and executed by both parties.

11.6.       Waiver. The waiver of any breach of any provision of this Award by either of the parties shall not constitute or operate as a waiver of any other breach of any provision of this Award, and any failure to enforce any provision of this Award in any particular instance shall not operate as a waiver of any existing or future rights, duties, or obligations arising out of this Award.

11.7.       No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to this Award, and the Board of Directors shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

11.8.       Headings. The headings and subheadings in this Award are for convenience of reference only and shall not be given any effect in the interpretation of this Award.

11.9.       Board of Directors. References in this Award to any action or determination to be made by the Board of Directors may, to the extent contemplated or provided in the Plan, be made by a committee of the Board of Directors.

11.10.       Counterparts. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. A counterpart signature page delivered by fax or other electronic means shall be effective to the same extent as an original thereof.

IN WITNESS WHEREOF, the parties have caused this Restricted Stock Award to be executed as of the Grant Date.

The Company:
JANEL CORPORATION

By:	/s/
Brendan J. Killackey
President and Chief Executive Officer

GRANTEE:

/s/
GERARD VAN KESTEREN
Address:

JANEL CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

Dated May 12, 2017

In Favor of

GERARD VAN KESTEREN

EXHIBIT A

VESTING SCHEDULE

Subject to the provisions of SECTION 3 of the Award, the total number of Award Shares shall vest on each of the Vesting Dates indicated below:

Vesting Date	Cumulative No. of Shares
May 12, 2018	5,000
May 12, 2019	10,000
May 12, 2020	15,000